ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is effective as of the close of business on October 11th, 2016, by and between SBH Associates, Inc., a Nevada corporation (the "Assignor"), and Beecham Group, LLC (the "Assignee").

RECITALS

A. Whereas, the Assignor has agreed to assign and transfer to Assignee all of Assignor's right, title and interest in and to all the Assets as defined below directly related and incidental to the business of Assignor (the "Business"), as it was conducted for the development of real property and construction of residential homes. The Business is a general contracting company operating under the tradename Beecham Group.

B. Whereas, the Assignor and Assignee have agreed to cause Assignee to assume and to fully perform and satisfy and be liable for all of the liabilities and obligations of Assignor that were directly related to the business of developing real property and construction of residential homes as defined below (the "Assumed Liabilities"), associated with the Business or Assets, and Assignee agreed to accept Assets and assume said liabilities.

C. Whereas, for the purpose of this Agreement, "Assets" shall mean all personal property (both tangible and intangible), contracts, accounts receivables, equipment, fixtures, general Intangibles (such as telephone and fax numbers, e-mail addresses and website URLs), bank deposit accounts, cash, all present and future contracts, all patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights related and incidental to the Business of.

D. Whereas, for the purpose of this Agreement, "Assumed Liabilities" shall mean any obligation of the Assignor under any contract or agreement, verbal or written, accounts payable, unfinished work-in-progress, accrued payroll and related taxes, and other current liabilities, checks issued in excess of deposits, deferred revenue, taxes payable, deferred taxes, benefit obligations and any portion of current liabilities, any debt obligations, capital lease or similar obligations, security interest, encumbrances, levies, liens or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any Asset, claims and causes of action, damages, demands, lost profits, suits, actions, judgments, assessments, costs and expenses, of any nature related and/or incidental to the Business.

E. Whereas, for the purpose of this Agreement, "Assumed Liabilities" shall exclude all corporate liabilities, including financial, owed to audit firms, the transfer agent, or any other debt predating the September 30th, 2016 merger, all of which will be retained by Assignor. Furthermore, any and all related legal or regulatory obligations with the Security and Exchange Commission, or other government agencies arising out of compliance with applicable corporate financial regulations shall remain the responsibility of the Assignor.

F. Whereas, the Assignee shall have access to and the right to examine any books, documents, papers, and records of the Assignor involving transactions related to this Agreement until the expiration of three (3) years after date of execution.

G. Whereas, the Assignor represents and warrants to the Assignee that the Assignor has no direct or indirect interest which would conflict in any manner or degree with his/her entry into this Agreement.

H. Whereas, the Assignor shall not advertise or engage in any advertising or other publicity having or containing any reference to the Assignee, or in which the Assignee's name is mentioned, unless and until the same shall have first been submitted to and received the written consent of the Assignee.

I. Whereas, the Assignee shall not be liable or responsible for any accident, loss, or damage caused by or resulting from the intentional, willful, negligent, or other act or omission of the Assignor during the term of this Agreement. The Assignor hereby agrees to indemnify, defend, and hold the Assignee harmless from any claim, action, liability, damage, judgment, cost or expense (including, but not limited to, reasonable attorney's fees) asserted against or incurred by the Assignee arising out of or in any way connected with the Assignor's acts or omissions. The obligations of Assignor under this Section shall survive the expiration or earlier termination of this Agreement.

J. Whereas, any failure by the Assignor at any time, or from time to time, to enforce or require the strict keeping and performance by the Assignor of any of the terms or conditions of this Agreement shall not constitute a waiver by the Assignor of a breach of any such terms or conditions or any other term or condition, and shall not affect or impair the right of the Assignee at any time to avail itself of such remedies as it may have for any such breach or breaches.

K. Whereas, any provisions required to be included in an agreement of this type by any applicable Federal, State or local law, ordinance, rule, or regulation shall be deemed to be incorporated herein. This Agreement shall be governed by and construed in accordance with Georgia Law.

NOW, THEREFORE, for good and valuable consideration (consisting of the return of 60,000,000 shares of the Assignor's common stock owned by Michael R. Beecham (20,000,000 shares), Brent Beecham (20,000,000 shares) and Harry A. Beecham (20,000,000 shares)), the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment. Assignor hereby grants, sells, assigns, transfers, conveys and delivers to Assignee, their successors and assigns, all of Assignor's rights, title and interest under, in and to the Assets and Business.

2. Assumption of Assumed Liabilities. Assignee hereby expressly assumes and agrees to pay, perform and/or discharge in accordance with their terms the Assumed Liabilities.
3. .
4. Further Assurances. Each of Assignor and Assignee agree to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assumption contemplated hereby.

5. Binding Effect. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Assignee and its successors and assigns and shall inure to the benefit of Assignor and its successors and assigns.

6. Modification. This Agreement may be modified or supplemented only by written agreement of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first above written.

ASSIGNOR
SBH ASSOCIATES, INC.
A Nevada Corporation

____
By: Michael R. Beecham
Its: Chief Executive Officer
Dated: October 11th, 2016

ASSIGNEE
BEECHAM GROUP, LLC
A Georgia Corporation

____
By Brent A. Beecham,
Its: Member
Dated: October 11th, 2016